                FORM OF LETTER TO CLIENTS OF BROKERS, DEALERS,
             COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES
                            REGARDING THE OFFER BY

                             THE MEXICO FUND, INC.

                        TO REPURCHASE UP TO 100% OF ITS
                         ISSUED AND OUTSTANDING SHARES
                     AT 98% OF NET ASSET VALUE PER SHARE,
               IN EXCHANGE FOR PORTFOLIO SECURITIES OF THE FUND

To Our Clients:

   Enclosed for your consideration are the Summary Term Sheet and Repurchase Offer Statement dated May 8, 2002 of The Mexico Fund, Inc. (the "Fund"), a Maryland corporation registered under the Investment Company Act of 1940, as amended, a closed-end, non-diversified management investment company, and the related Letter of Transmittal by which the Fund is offering to repurchase up to 100% of the Fund's issued and outstanding common stock, par value $1.00 per share (the "Shares") at 98% of the Fund's per share net asset value at the close of business on the Expiration Date (as defined below) in exchange for Portfolio Securities (as defined below) ("Repurchase Offer"). Portfolio Securities are a pro-rata portion of each of the securities (other than short-term fixed income securities with maturities of less than one year, securities with transfer restrictions and certain illiquid securities), subject to adjustment for fractional shares and odd lots, and any cash held in the Fund's investment portfolio at the close of business on the Expiration Date (as defined below). The Repurchase Price is equal to 98% of the Fund's per share net asset value ("NAV") determined as of the close of the regular trading session of the New York Stock Exchange ("NYSE") on the Expiration Date, subject to the terms and conditions set forth in the Repurchase Offer Statement dated May 8, 2002 and the related Letter of Transmittal (which together constitute the "Offer Documents"). THE REPURCHASE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 7, 2002, UNLESS EXTENDED (THE "EXPIRATION DATE").

   The purpose of the Repurchase Offer is to provide Shareholders a source of liquidity that may allow them to realize close to the NAV of their Shares. The proceeds of this in-kind repurchase offer will be paid in a pro-rata portion of the Fund's Portfolio Securities. The Repurchase Offer is expected to prevent Shareholders who choose not to participate from bearing any portion of the unrealized capital gains which would be realized if the Fund sold its Portfolio Securities in order to satisfy redemption requests in cash. However, participation in the Repurchase Offer is generally a taxable transaction. The Repurchase Offer represents the launch of the Fund's quarterly in-kind share repurchase policy.

   Offer documents are being forwarded to you as the beneficial owner of Shares held by us for your account but not registered in your name. We are sending you the Letter of Transmittal for your information only; you cannot use it to present Shares we hold for your account for repurchase. A redemption request regarding your Shares can be made only by us as the holder of your shares as a participant in the Depository Trust Company system and only according to your instructions.

   Your attention is called to the following:

      1. The Purchase Price to be paid for the Shares is an amount per Share, equal to 98% of the NAV determined as of the close of the regular trading session of the NYSE on the Expiration Date, subject to the terms and conditions of the Repurchase Offer Statement dated May 8, 2002 and the related Letter of Transmittal. THE REPURCHASE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 7, 2002, UNLESS EXTENDED. If the Repurchase Offer is extended beyond June 7, 2002, the Pricing Date will be the Expiration Date, as extended.

      2. The Repurchase Offer is for up to 100% of the issued and outstanding Shares of the Fund and is not conditioned upon any minimum number of outstanding Shares being presented for redemption, but is subject to certain conditions set forth in the Repurchase Offer Statement. Under the conditions described in the Repurchase Offer Statement, the Fund can terminate or amend the Repurchase Offer or can postpone the acceptance for payment of, payment for or repurchase of any Shares.

      3. Redeeming Shareholders will not be obligated to pay brokerage commissions on the repurchase of Shares by the Fund pursuant to the Repurchase Offer; however, a broker, dealer or other person may charge a fee for processing the transactions on behalf of Shareholders. Redeeming Shareholders will bear any related costs of delivery and transfer. The actual per share expenses for redeeming Shareholders of effecting the redemption will depend on a number of factors, including the number of Shares redeemed, the Fund's portfolio composition at the time, and market conditions prevailing during the process. The Fund will bear the expenses of offering the Repurchase Offer which includes the costs of producing and mailing the Repurchase Offer Statement and other documents, and other expenses of the Depositary and the Information Agent.

   If you wish to have us present your Shares for redemption, please instruct us by completing, signing and returning to us the instruction form enclosed.

   YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO PRESENT YOUR SHARES FOR REDEMPTION ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE REPURCHASE OFFER. THE EXPIRATION DATE AND THE WITHDRAWAL DEADLINE IS 5:00 P.M., NEW YORK CITY TIME, ON JUNE 7, 2002, UNLESS EXTENDED.

   The Repurchase Offer is not being made to (nor will redemption requests be accepted from or on behalf of) owners of Shares in any jurisdiction in which the Repurchase Offer or its acceptance would violate the laws of that jurisdiction. To the extent that the securities laws of any jurisdiction would require the Repurchase Offer to be made by a licensed broker or dealer, the Repurchase Offer shall be deemed to be made on the Fund's behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

   NONE OF THE FUND, THE BOARD OF DIRECTORS NOR THE INVESTMENT ADVISER TO THE FUND IS MAKING ANY RECOMMENDATION TO ANY SHAREHOLDER WHETHER TO SUBMIT FOR REDEMPTION OR TO REFRAIN FROM SUBMITTING FOR REDEMPTION SHARES. THE FUND HAS BEEN ADVISED THAT NO DIRECTOR OR OFFICER OF THE FUND NOR THE FUND'S INVESTMENT ADVISER WILL PARTICIPATE IN THE REPURCHASE OFFER. EACH SHAREHOLDER IS URGED TO READ AND EVALUATE THE REPURCHASE OFFER STATEMENT AND ACCOMPANYING MATERIALS CAREFULLY.

                                          Very truly yours,

                                          [Broker Name]

           INSTRUCTIONS REGARDING THE OFFER BY THE MEXICO FUND, INC.
            TO REPURCHASE UP TO 100% OF ITS ISSUED AND OUTSTANDING
                 SHARES AT 98% OF NET ASSET VALUE IN EXCHANGE
                     FOR PORTFOLIO SECURITIES OF THE FUND

   THIS FORM IS NOT TO BE USED TO PRESENT SHARES FOR REDEMPTION DIRECTLY TO THE DEPOSITARY. IT SHOULD BE SENT TO YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE ONLY IF THAT FIRM IS THE HOLDER OF RECORD OF YOUR SHARES AND WILL BE PRESENTING THE SHARES FOR REDEMPTION ON YOUR BEHALF. THE DEPOSITARY MUST RECEIVE YOUR SHARES NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON JUNE 7, 2002.

   DO NOT COMPLETE THIS FORM IF YOU HAVE DECIDED NOT TO PRESENT YOUR SHARES FOR REDEMPTION.

   The undersigned acknowledge(s) receipt of your letter and the enclosed Repurchase Offer Statement, dated May 8, 2002 and the related Letter of Transmittal (which together are described as the "Offer Documents") in connection with the offer to Shareholders by The Mexico Fund, Inc. (the "Fund"), a Maryland corporation registered under the Investment Company Act of 1940, as amended, as a closed-end, non-diversified management investment company, of the right to demand the repurchase of up to 100% shares of the Fund's issued and outstanding common stock, par value $1.00 per share (the "Shares") at 98% of the net asset value per Share as of the close of the regular trading session of the New York Stock Exchange on June 7, 2002 (or, if the Repurchase Offer is extended, on the new Expiration Date), on the terms and subject to the conditions of the Repurchase Offer.

   The undersigned represents and warrants that: (i) the undersigned has a net long position in the Shares being presented for Redemption within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; and (ii) redemption of such Shares complies with Rule 14e-4. The undersigned acknowledges that you will submit the necessary documentation regarding establishment by you, on behalf of your clients, of a cash and securities account with a bank or broker in Mexico to receive the proceeds of the Repurchase Offer.


       Name of Client: -----------------------------------------------------

       Address of Client: ---------------------------------------------------

       Telephone No. of Client: -----------------------------------------------

       Number of Shares Presented for Participation in Repurchase Offer: -----

       Signature: ---------------------------------------------------------